EXHIBIT 4.2

                FORM OF STOCK OPTION AGREEMENT TO BE ENTERED INTO
                     WITH RESPECT TO INCENTIVE STOCK OPTIONS


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                             STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                                IBT BANCORP, INC.
                             2000 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of _______ shares of Common Stock of IBT Bancorp, Inc. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ________________, (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2000 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price.  The Option price is $_____ for each Share, being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option.  This Option shall be exercisable in accordance
            -------------------
with provisions of the Plan, provided the holder of such Option is an employee or director of the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                                 Percentage of
                                                                 Total Shares
                                                                 Awarded Which
                                                                Are Exercisable/
              Date                         Options              Non-forfeitable
              ----                         -------              ---------------

Upon grant.............................       0                           0%
As of May 16, 2001.....................     _____                    33 1/3%
As of May 16, 2002.....................     _____                    66 2/3%
As of May 16, 2003.....................     _____                       100%

         Notwithstanding the foregoing, in the event that the fair market value of the Common Stock subject to such grant to the Optionee exceeds $100,000, the amount in excess of $100,000 shall not be considered exercisable until the next calendar year following such date of grant, or the calendar year thereafter, as may be required. To the extent that such Options may not qualify as Incentive Stock Options and be first exercisable within three installments, the remainder of such Options shall be deemed non-Incentive Stock Options and shall nevertheless become first exercisable over such three installment periods.


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         Options  awarded to the Optionee shall continue to vest annually during such period that he serves as an employee or director of the Company or Irwin Bank & Trust Company. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company. Options shall be 100% vested and exercisable upon the death, Disability, or Retirement of the Optionee, or upon a Change in Control of the Company.

         Upon termination of service absent Retirement, Disability or death, such Options shall cease to be exercisable on the date of termination of employment. Upon Disability, all Options shall be deemed immediately exercisable for a period not to exceed one year from such date of Disability. Upon death, all Options shall be immediately exercisable by the estate for a period not to exceed two years from such date of death. Upon Retirement (age 55 and not less than 15 years of service), all Options shall be immediately exercisable for a period of two years from such date of termination of employment.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv)    Be in writing and delivered in person or  by
certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.


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                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related Matters.  Notwithstanding  anything  herein to the contrary,
            ---------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                        IBT Bancorp, Inc.



Date of Grant: May 16, 2000             By:
                                             -----------------------------------

Attest:



-----------------------------

[SEAL]











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                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                                IBT BANCORP, INC.
                             2000 STOCK OPTION PLAN


                                                            --------------------
                                                                          (Date)

IBT Bancorp, Inc.
309 Main Street
Irwin, Pennsylvania 15642

Dear Sir:

                  The undersigned elects to exercise the Incentive Stock Option to purchase __________ shares of Common Stock of IBT Bancorp, Inc. under and pursuant to a Stock Option Agreement dated ______________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                              $                      of cash or check
                               ----------
                                                     of Common Stock
                               ----------
                              $                      Total
                               ==========

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
               ---------------------------------------
         Address
                 -------------------------------------
         Social Security Number
                                ----------------------

                                                  Very truly yours,




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